Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-35071, No. 333-84813, No. 333-113315, No. 333-138811 and No. 333-157778) pertaining to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) of Cooper Tire & Rubber Company of our report dated June 15, 2018, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Toledo, Ohio
June 15, 2018